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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 18, 2000 (and to all references to our Firm) included in or made a part of this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

New York, New York
March 24, 2000